UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

December 11, 2009
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

310, 605 – 1st Street S.W.
Calgary, Alberta, Canada T2P 3S9
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 8.01.  Other Events.

On December 11, 2009, we issued a press release announcing that the Company’s Board of Directors completed its review of the request from Mr. Jean Paul Roy for the release of the 5.0 million shares of Common Stock held in his name in escrow since completion of the transaction in August 2003 with Mr. Roy, whereby the Company acquired the outstanding stock of GeoGlobal Resources (India) Inc., a corporation then wholly owned by Mr. Roy.  Attached is a copy of our press release dated November 11, 2009 attached hereto as Exhibit 99.1.

The information disclosed in this Item 7.01 are being furnished solely to comply with Regulation FD and are not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not subject to the liabilities of that section unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of business acquired.
Not applicable

(b)           Pro forma financial information
Not applicable

(c)           Exhibits:
99.1	Press Release dated December 11, 2009 (furnished, not filed)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 11, 2009

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO